Exhibit 99.1

Kartoon Studios Adopts Limited Duration Stockholder Rights Plan

BEVERLY HILLS, Calif., July 2, 2026 -- Kartoon Studios (NYSE American: TOON) (“Kartoon Studios” or the “Company”) today announced that its Board of Directors has unanimously adopted a limited duration stockholder rights plan (the “Rights Plan”) and declared a dividend distribution of one right for each outstanding share of common stock. The record date for such dividend distribution is July 13, 2026. The Rights Plan has not been adopted in response to any specific takeover bid or other proposal to acquire control of Kartoon Studios.

Additional information regarding the Rights Plan will be contained in a Form 8-K to be filed by Kartoon Studios with the U.S. Securities and Exchange Commission (SEC) which will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Kartoon Studios’ corporate website at www.kartoonstudios.com.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global leader in children’s and family entertainment, delivering premium content and high-value animated intellectual property to millions of viewers worldwide. The Company’s portfolio features globally recognized brands, as well as holding a controlling interest in Stan Lee Universe, and operates Mainframe Studios, one of North America’s largest animation producers, with more than 22,000 minutes of award-winning programming delivered.

Through its Toon Media Networks division including Kartoon Channel!, Ameba, Kartoon Channel Worldwide and Frederator, Kartoon Studios reaches audiences across linear television, AVOD, SVOD, FAST channels, and top streaming platforms. Kartoon Channel! is consistently rated as the 1 kids’ streaming app on the Apple App Store. With a global distribution footprint in over 60 territories, and a robust content pipeline, Kartoon Studios is being positioned for sustained growth and long-term shareholder value. For more information, visit www.kartoonstudios.com.

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are subject to various risks and uncertainties. Words such as “anticipate,” “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “intend,” “likely” and “should” and similar expressions identify forward-looking statements. Forward-looking statements in this document may include, but are not limited to, the statements regarding being positioned for sustained growth and long-term shareholder value. Such forward-looking statements are based upon Kartoon Studios’ current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Because such statements include risks, uncertainties, and contingencies, actual events may differ materially from the expectations, intentions, beliefs, plans, or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties, and contingencies include, but are not limited to, the Company’s ability to execute its intellectual property-driven growth model; general economic and financial conditions; and the effectiveness of the Rights Plan. Other potential risk factors include the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of Kartoon Studios’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026 and as updated from time to time in other filings with the SEC, which are available at http://www.sec.gov. There may be other factors that may cause actual events to differ materially from the forward-looking statements. All information provided in this press release is as of the date hereof and Kartoon Studios undertakes disclaims any obligation to update publicly any information for any reason, except as required by law, even as new information becomes available or other events occur in the future.

MEDIA CONTACT:
pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:
ir@kartoonstudios.com